Exhibit 23.1

Karatzas Marine Advisors & Co., LLC

One World Financial Center, 30th Floor

200 Liberty Street

New York, NY 10281

USA

+1 212 380 3700

info@BMKaratzas.com

www.karatzas.com

Seanergy Maritime Holdings Corp.

16 Grigoriou Lambraki Street

166 74 Glyfada

Athens, Greece

October 28, 2016

Dear Sir/Madam:

Reference is made to the Form F-1 registration statement (the “Registration Statement”), relating to the registration of common shares, Class A Warrants, and an Underwriter’s Warrant of Seanergy Maritime Holdings Corp. (the “Company”). We hereby consent to all references to our name in the Registration Statement, including in the sections entitled “Prospectus Summary— Drybulk Shipping Industry Trends,” ““Risk Factors―Risks Relating to Our Industry― An over-supply of drybulk carrier capacity may prolong or further depress the current low charter rates and, in turn, adversely affect our profitability” and “The Drybulk Shipping Industry.” We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Registration Statement entitled “Experts.”

Yours sincerely

Karatzas Marine Advisors & Co.